UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 6, 2007 (January 31, 2007)

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XSTREAM BEVERAGE NETWORK, INC.

(Exact name of Registrant as Specified in its Charter)

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Nevada	331-30158A	05-0547629
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 South University Drive

Suite 220

Plantation, Florida  33324

(Address of Principal Executive Offices, including Zip Code)

(954) 473-0850

(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01

Entry into a Material Definitive Agreement

On January 31, 2007, XStream Beverage Network, Inc. (the “Company”) and Global Beverage Solutions, Inc. (“Global Beverage”) signed an Agreement and Plan of Merger (“Merger Agreement”) whereby the Company will sell its distribution subsidiary, Beverage Network of Maryland, Inc., to Global Beverage. The transaction will be structured as a merger of Beverage Network of Maryland, Inc. into a wholly-owned subsidiary of Global Beverage. The consummation of the merger is subject to Global Beverage raising at least $2,000,000 in its Offering, as defined in the Merger Agreement, in addition to other customary closing conditions.

According to terms of the Merger Agreement, the Company will receive 60,500,000 in Global Beverage common stock. In addition, Global Beverage will issue a $2 million note payable to the Company of which $800,000 shall be paid at closing. Global Beverage will also assume the balance of a promissory note held by Master Distributors, Inc. Upon closing, the Company will have the right to appoint three directors to Global Beverage’s board of directors. Please refer to the Merger Agreement, attached hereto as an exhibit, for additional terms and information.

Item 9.01

Financial Statements and Exhibits.

(a) – (c)

Not applicable.

(d)

Exhibits:

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger between Beverage Network of Maryland, Inc., XStream Beverage Network, Inc., Global Merger Corp. and Global Beverage Solutions, Inc., dated January 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2007

XSTREAM BEVERAGE NETWORK, INC.

By:	/s/ TED FARNSWORTH
Ted Farnsworth, Chairman and Chief Executive Officer

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